UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2014

MGC Diagnostics Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8- Other Events
Item 8.01 Other Events

As previously announced, MGC Diagnostics Corporation (the “Company”) entered into a non-binding Letter of Intent to acquire Belgium-based MediSoft, SA of Sorinne, Belgium,  a privately held, independent, industry-leading manufacturer of state-of-the-art cardiorespiratory diagnostics products.

Since that announcement, the Company has been working with its American and European accounting and legal advisors in establishing a European subsidiary and completing its confirmatory due diligence, and is in the process of completing the definitive agreements governing the acquisition of MediSoft and the operation of the business after closing. The Company and Medisoft have negotiated the final acquisition price and the transaction is not subject to financing or the approval of the Company’s shareholders.

Therefore, the Company and MediSoft agreed to extend the Letter of Intent exclusive period to July 31, 2014, before which time the parties intend to finalize and execute the definitive purchase agreement with closing at the end of the month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGC DIAGNOSTIC CORPORATION

Dated: July 2, 2014	By	/s/ Todd M. Austin

Todd M. Austin
Chief Executive Officer

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